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                                                                  EXHIBIT 99.1

SPEEDFAM INTERNATIONAL, INC.
305 NORTH 54TH STREET
CHANDLER, ARIZONA 85226-2416

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


     The undersigned shareholder of SpeedFam International, Inc., an Illinois corporation, hereby acknowledges receipt of the Notice of Special Meeting of
Shareholders and the Joint Proxy Statement, each dated March   , 1999, and
hereby appoints Richard J. Faubert, James N. Farley and Roger K. Marach and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Special Meeting of Shareholders of SpeedFam International, Inc. to be held
on        , April   , 1999 at      :00 a.m., local time, at SpeedFam's corporate
headquarters located at 305 North 54(th) Street, Chandler, Arizona 85226, and any adjournments thereof, and to vote all shares of Common Stock of SpeedFam International, Inc. which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below.


     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" PROPOSAL 1, PROPOSAL 2 AND PROPOSAL 3.

              DETACH BELOW AND RETURN USING THE ENVELOPE PROVIDED.

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                          SPEEDFAM INTERNATIONAL, INC.


                PROXY CARD FOR SPECIAL MEETING ON APRIL   , 1999


     (1) To approve the issuance of shares of SpeedFam common stock pursuant to the merger of a wholly-owned subsidiary of SpeedFam into Integrated Process Equipment Corp. as described in the accompanying Joint Proxy
Statement/Prospectus.

                                     [ ] FOR       [ ] AGAINST       [ ] ABSTAIN

     (2) To approve the amendment to SpeedFam's Articles of Incorporation to change the corporate name of SpeedFam to "SpeedFam-IPEC, Inc." provided that the merger of a wholly-owned subsidiary of SpeedFam into Integrated Process Equipment Corp. as described in the accompanying Joint Proxy
Statement/Prospectus is consummated.

                                     [ ] FOR       [ ] AGAINST       [ ] ABSTAIN

     (3) To approve an amendment to SpeedFam's 1995 Employee Stock Purchase Plan to increase the maximum aggregate number of shares of SpeedFam common stock reserved for issuance thereunder from 1,800,000 to 3,300,000.

                                     [ ] FOR       [ ] AGAINST       [ ] ABSTAIN

     (4) IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.
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Dated:

-----------------------, 1999                                     No. of Shares:
                                                            --------------------

Address Change?
Mark box [ ]              Name Change? [ ]
Indicate changes below:

                                                Signature(s) in Box

                                                Please sign exactly as your name
                                                appears on this card. When
                                                shares are held by joint
                                                tenants, both should sign. When
                                                signing as attorney, executor,
                                                administrator, trustee or
                                                guardian, please give your full
                                                title as such. If a corporation,
                                                please sign in corporate name by
                                                president or other authorized
                                                officer. If a partnership,
                                                please sign in partnership name
                                                by authorized person.

            Please vote, sign, date and return this proxy promptly.